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                                                                     Exhibit 5.1
                                                                     -----------

                              KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:          312 861-2000                         Facsimile:
     312 861-2000                                                   312 861-2200



                                  June 9, 1997



Wesley Jessen VisionCare, Inc.
333 East Howard Avenue
Des Plaines, IL  60018-5903


     Re:  Wesley Jessen VisionCare, Inc.
          Registration Statement on Form S-8
          ----------------------------------


Ladies and Gentlemen:

     We are acting as special counsel to Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 3,667,570 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on June 9, 1997 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company to certain employees and/or consultants of the Company and its subsidiaries pursuant to the 1995 Stock Purchase and Option Plan, the 1996 Stock Option Plan or the 1997 Stock Incentive Plan or to non-employee directors of the Company pursuant to the 1997 Non-Employee Director Stock Option Plan. These plans are collectively referred to herein as the "Stock Plans."

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the
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                              KIRKLAND & ELLIS


Wesley Jessen VisionCare, Inc.
June 9, 1997
Page 2


conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Stock Plans have been duly adopted by the Board of Directors of the Company.

     (2) The Shares are duly authorized and validly reserved for issuance under the Stock Plans, and, when: (i) the Registration Statement becomes effective under the Act; (ii) the Shares are issued in accordance with the terms of the Stock Plans; (iii) the recipient provides the full consideration for such Shares as required by the terms of the Stock Plans (assuming in each case
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                              KIRKLAND & ELLIS


Wesley Jessen VisionCare, Inc.
June 9, 1997
Page 3


the consideration received by the Company is at least equal to $0.01 per share); and (iv) certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly countersigned by the Company's transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS

S-8-OPN.001